AMENDMENT NO. 1 TO THE
                   AGREEMENT FOR THE PURCHASE OF COMMON STOCK

      THIS AMENDMENT (the "Amendment") is made and entered into as of December 8, 2005, by and between Glenn A. Little with offices at 211 West Wall Street, Midland, Texas, ("Seller") and Dalian Fushi Bimetallic Manufacturing Company, Ltd., a company organized under the laws of the People's Republic of China with offices at City of Dalian, Liaoning Province, People's Republic of China ("Buyer").

      WHEREAS, on November 9, 2005, Buyer and Seller entered into a stock purchase agreement (the "Agreement") for the purchase and sale of 20,000,000 shares of common stock (the "Shares") of Parallel Technologies, Inc., a Nevada Corporation ("Parallel"), out of a total of 39,243,659 shares issued and outstanding.

      WHEREAS, the parties wish to make certain amendments to the Agreement;

      NOW THEREFORE, In consideration of the mutual promises covenants and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

                                    ARTICLE I

                                    AMENDMENT

      1. Amendment of Section 1.02. Section 1.02 of the Agreement shall be deleted and the following shall be substituted therefore:

            1.02 Seller shall deliver the Shares to Steven L. Siskind, Esq., as Escrow Agent, which shares shall be duly endorsed for transfer with signature medallion guaranteed. Escrow Agent shall release the Shares to Buyer's counsel, Guzov Ofsink, LLC, 600 Madison Avenue, 14th Floor, New York, New York 10022, on the Closing Date. Legal title and ownership to the Shares shall pass to Buyer on the Closing Date prior to Seller's receipt of the Purchase Price as described below. Seller hereby acknowledges and agrees, however, that he shall not receive the Purchase Price until (i) Parallel consummates a share exchange with the stockholders of all outstanding capital stock of Diversified Product Inspections, Inc., a Delaware Corporation ("DPI"), pursuant to which Parallel acquires 100% of the issued and outstanding common stock of DPI (the "Share Exchange") and (ii) Parallel receives funds of at least $11 million from the sale of Series B Convertible Preferred Stock of Parallel to outside investors pursuant to the closing of the transactions contemplated by a Stock Purchase Agreement with respect thereto (the "Stock Purchase Agreement"). Following the closing of the Share Exchange and funding of the sale of Series B Convertible Preferred Stock, which Buyer covenants shall occur on the same day as the Closing Date (but after acquisition of the Shares by Buyer), Buyer shall transmit the Purchase Price to the Escrow Agent.

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      2.    Amendment to Section 5.01. Section 5.01 of the Agreement shall be deleted and the following shall be substituted therefore:

            5.01 The Closing of the transactions contemplated by this Agreement ("Closing") shall take place on or before December 12, 2005 (the "Closing Date"). At the Closing, all of the documents and items referred to herein shall be exchanged. In the event that the Closing does not occur by December 12, 2005, this Agreement shall terminate and neither party shall have any further rights or obligations hereunder.

                                   ARTICLE II

                                  MISCELLANEOUS

      1. Amendments. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement. The Parties agree that the Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

      2. Headings. The section headings contained in this Amendment are for purposes of convenience only, and shall in no way bear upon the construction or interpretation of this Amendment.

      3. Entire Agreement. The Agreement, as amended hereby, constitutes the entire agreement among the Parties hereto and thereto, and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

      4. Modification and Waiver. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by the parties hereto. No waiver of any of the provisions of this Amendment shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar. No waiver shall be binding unless executed in writing by the party making the waiver.

      5. Counterparts. This Amendment may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      6. Severability. The provisions of this Amendment are severable, and the invalidity of any provision shall not affect the validity of any other provisions.

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      7. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

      8. Governing Law. This Amendment, its validity, interpretation and performance shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to the conflict of laws provisions thereof.

      IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year above first written.


                                          DALIAN FUSHI BIMETALLIC
                                          MANUFACTURING COMPANY, LTD.


--------------------------                -------------------------
Glenn A. Little, Seller                   By:


















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